UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2007

CAPITAL BANK CORPORATION
(Exact name of registrant as specified in its charter)

North Carolina	000-30062	56-2101930
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

333 Fayetteville Street, Suite 700
Raleigh, North Carolina 27601
(Address of principal executive offices)

(919) 645-6400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2007, Capital Bank Corporation, a North Carolina corporation (“CBC”) and Capital Bank, a wholly-owned subsidiary of CBC (hereinafter the “Bank”), entered into an Amendment of Employment Agreement (the “Amendment”) with B. Grant Yarber, CBC’s and the Bank’s President and Chief Executive Officer. The Amendment amends Mr. Yarber’s existing employment agreement with CBC and the Bank dated April 21, 2004 (the “Employment Agreement”). The Amendment is effective as of January 25, 2007.

The Amendment modifies the cap on potential benefits provided to Mr. Yarber in connection with a “Change in Control” (as such term is defined in the Employment Agreement or the Bank’s Supplemental Executive Retirement Plan (“SERP”)) or otherwise in a manner that triggers the application of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”). Prior to the Amendment, the Employment Agreement generally limited total aggregate benefits provided in connection with a Change in Control to the maximum amount possible without triggering excise taxes under Code Section 4999. The Amendment modifies this provision to provide Mr. Yarber the right to receive total aggregate benefits granted in connection with a change in control or a reduced amount, whichever would provide Mr. Yarber the greatest after-tax benefit. In no event will CBC or the Bank be required to pay any Code Section 4999 excise taxes or tax gross-up payments on behalf of Mr. Yarber.

The Amendment adds a new section providing for the payment or reimbursement of certain legal fees and expenses, up to a maximum of $125,000, should Mr. Yarber be required to take certain actions in order to enforce the terms of his Employment Agreement following a Change in Control of the Bank. In order to be entitled to such payment or reimbursement in connection with a dispute, the matter must be resolved substantially in Mr. Yarber’s favor.

The Amendment also adds provisions that are intended to bring the Employment Agreement into compliance with recently enacted Section 409A of the Code and the proposed regulations issued by the Treasury Department thereunder regulating severance and other nonqualified deferred compensation benefits. In particular, the Amendment provides for the automatic delay in the payment of severance or other benefits otherwise payable to Mr. Yarber for up to six months following Mr. Yarber’s separation from service if such a delay is required to comply with Code Section 409A.

The foregoing description is qualified in its entirety by reference to the Amendment, a copy of which is filed herewith as Exhibit 10.1 of this form 8−K and is incorporated into this Item 5.02 by reference.

Item 8.01	Other Events.

On January 25, 2007, the Board of Directors of Capital Bank Corporation approved a 33.3% increase in the regular quarterly cash dividend on its common stock to $0.08 from $0.06 per share, effective with the first quarter 2007 dividend payment. The foregoing description is qualified in its entirety by reference to the full text of the press release announcing the dividend increase, a copy of which is filed herewith as Exhibit 99.1 hereto and is incorporated into this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Document

Exhibit 10.1	Amendment of Employment Agreement, dated January 25, 2007, by Capital Bank Corporation, Capital Bank and B. Grant Yarber
Exhibit 99.1	Press release dated January 26, 2007.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2007	CAPITAL BANK CORPORATION

By: /s/ B. Grant Yarber
B. Grant Yarber
Chief Executive Officer

Exhibit Index

Exhibit No.	Description of Document

Exhibit 10.1	Amendment of Employment Agreement, dated January 25, 2007, by Capital Bank Corporation, Capital Bank and B. Grant Yarber
Exhibit 99.1	Press release dated January 26, 2007